BDO Limited
Certified Public Accountants
德豪會計師事務所有限公司

☑ 25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong
Telephone : (852) 2541 5041
Facsimile : (852) 2815 2239

香港干諾道中111號
永安中心25樓
電話：(852) 2541 5041
傳真：(852) 2815 2239

20th Floor Central Plaza
18 Harbour Road Wanchai
Hong Kong
Telephone : (852) 2877 8500
Facsimile : (852) 2815 2239

香港灣仔港灣道18號
中環廣場20樓
電話：(852) 2877 8500
傳真：(852) 2815 2239

Private and Confidential

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

May 20, 2009

Our ref: 51427/2005

Dear Sirs,

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on May 19, 2008, to be filed by our former client, Sunrise Real Estate Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours faithfully,
BDO LIMITED

BDO Ltd

c.c. Audit Committee Chair,
Mr Lin Chi-Jung and Mr Wang Wen-Yan
Sunrise Real Estate Group, Inc.
7/F, No. 333 Zhao Jia Bang Road
Shanghai 200032
China